Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80081, 333-70620, 333-47388 and 333-33130) of Silicon Storage Technology, Inc. of our report dated January 20, 2002, except for Note 4, which is as of February 28, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 29, 2002